Exhibit 10.2

EXECUTION COPY

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 12, 2023, by and among (i) VERTEX, INC. (the “Borrower”), (ii) VERTEX VAT SOLUTIONS, LLC and VERTEX DELAWARE, LLC (collectively, the “Guarantors”; together with the Borrower, individually a “Loan Party” and collectively, the “Loan Parties”), (iii) the Lenders party hereto and (iv) PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended Credit Agreement referred to below.

W I  T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent are parties to a Credit Agreement, dated as of March 31, 2020 (as heretofore amended, supplemented, or otherwise modified, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended, restated, supplemented or otherwise modified by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”);

WHEREAS, the Borrower intends to acquire all or a majority of the outstanding shares of Pagero Group AB (the “Target” and such acquisition thereof, the “Target Acquisition”) pursuant to a public offer to the shareholders of Target to tender all shares in the Target (the “Tender Offer”) substantially under the terms of offering documents to be distributed to Target shareholders on or about the date hereof (the “Tender Offer Documents”), which Target Acquisition the Borrower has informed the Administrative Agent and the Lenders shall be a Limited Condition Acquisition and as a result the Limited Condition Acquisition Provision shall apply thereto;

WHEREAS, in connection with the Target Acquisition, the Borrower desires to issue up to $500,000,000 of 11.75% Series A Convertible Preferred Stock and has requested that the Lenders agree to certain amendments to the Existing Credit Agreement in connection therewith; and

WHEREAS, the Administrative Agent and the Required Lenders have agreed to the above requests on and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Third Amendment Effective Date Amendments. Effective on and as of the Third Amendment Effective Date (as defined below), the Existing Credit Agreement shall be amended as follows:

(a)            Section 1.1 shall be amended to insert in the appropriate alphabetical order the following new definitions:

Approved Convertible Preferred Stock shall mean convertible preferred stock issued by the Borrower on or before April 30, 2024 (or such later date as shall be agreed to by the Administrative Agent) under terms and conditions substantially set forth in the Investment Agreement for a purchase price of up to $500,000,000 that is convertible into common stock of the Borrower (and cash in lieu of fractional shares), cash or a combination of common stock of the Borrower and cash; provided that (a) such convertible preferred stock is issued only in anticipation of the consummation of the Target Acquisition and such convertible preferred stock is issued solely for the purposes of acquiring shares of the Target and for general corporate purposes, (b) such convertible preferred stock has a “Put Trigger Date” (as defined in the Certificate of Designations) that is at least six (6) years after the Initial Issue Date (as defined in the Certificate of Designations), (c) such convertible preferred stock is not subject to any required repurchase or redemption by any Loan Party or Subsidiary thereof at any time before six years after such Initial Issue Date (provided that the following will not constitute a required repurchase or redemption for purposes of this clause (c): (i) any requirement in the Certificate of Designations to repurchase or redeem such convertible preferred stock in connection with a change of control, “fundamental change”, Special Mandatory Redemption Event, or delisting event, (ii) any right of any holder of any such convertible preferred stock to convert such convertible preferred stock to common stock and cash in lieu of fractional shares, cash or a combination of common stock and cash, and (iii) any optional right of the issuer of such convertible preferred stock to repurchase such convertible preferred stock (or call such preferred stock for redemption); (d) as of the date of the launch of the tender offer for the Target Acquisition, no Potential Default or Event of Default exists or would result from the incurrence of such issuance of such convertible preferred stock; and (e) as of the date of the launch of the tender offer for the Target Acquisition, the Loan Parties are in compliance with Section 8.2.14 [Minimum Interest Coverage] and Section 8.2.15 [Maximum Secured Debt Net Leverage Ratio] on a pro forma basis after giving effect to such issuance and the Target Acquisition. Notwithstanding the foregoing or anything herein to the contrary, no Approved Convertible Preferred Stock may be issued if any Approved Convertible Debt is outstanding.

Approved Warrants shall mean the warrants issued by the Borrower on or before April 30, 2024 (or such later date as shall be agreed to by the Administrative Agent) under terms and conditions substantially set forth in the Investment Agreement.

Certificate of Designations shall mean the Vertex, Inc. Certificate of Designations 11.75% Series A Convertible Preferred Stock, substantially in the form provided to the Administrative Agent and the Lenders on December 12, 2023, as amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

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Investment Agreement shall mean the Investment Agreement, among the Borrower and the investors party thereto from time to time, substantially in the form provided to the Administrative Agent and the Lenders on December 12, 2023, as amended, supplemented or otherwise modified; provided that such amendment, supplement or other modification is not materially adverse to the Lenders; provided, further, that any such amendment, supplement or other modification that increases the dividend rate for such Approved Convertible Preferred Stock (provided that, for the avoidance of doubt, any increase pursuant to the Certificate of Designations as set forth in the form provided to the Administrative Agent and the Lenders on December 12, 2023 on account of a breach or failure to make a purchase payment shall not constitute a modification that increases the dividend rate), makes any dividend payable other than by an increase to the Liquidation Preference (as defined in the Certificate of Designation), shortens the “Put Trigger Date”, adds or modifies the right of the holders (or any event the occurrence of which allows the holders thereof) to require that the Borrower (or any Subsidiary of the Borrower) convert, repurchase, redeem or otherwise acquire such preferred stock for consideration other than common stock of the Borrower (and cash in lieu of fractional shares) shall be deemed materially adverse to the Lenders unless the Required Lenders consent thereto in writing in their sole discretion.

Special Mandatory Redemption Date shall mean the third (3rd) Business Day (as defined in the Certificate of Designations) following the Special Mandatory Redemption Notice Date.

Special Mandatory Redemption Event shall mean if after the initial issuance of the Approved Convertible Preferred Stock, the Borrower has not consummated the Tender Offer on or prior to 11:59 p.m. New York City time on April 30, 2024 or, if prior to that date, the Borrower terminates the Tender Offer.

Special Mandatory Redemption Notice Date shall mean the date that the Borrower is required to notify the Holders (as defined in the Certificate of Designations) of the occurrence of a Special Mandatory Redemption Event in accordance with the provisions of Section 7(m) of the Certificate of Designations.

Target shall have the meaning set forth in the Third Amendment.

Target Acquisition shall have the meaning set forth in the Third Amendment.

Tender Offer shall have the meaning set forth in the Third Amendment.

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Third Amendment shall mean the Third Amendment to Credit Agreement by and among the Borrower, the Required Lenders, and the Administrative Agent, dated as of December 12, 2023.

(b)            The definition of “Capital Stock” in Section 1.1 shall be amended and restated to read in full as follows:

Capital Stock shall mean (i) any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and (ii) any and all warrants, rights or options to purchase any of the foregoing; provided, however, that unless actually converted into Capital Stock described in clause (i) immediately above, Approved Convertible Debt shall not constitute Capital Stock. For clarity, and without limitation of the last two sentences of the definition of Indebtedness, Approved Convertible Preferred Stock shall constitute Capital Stock.

(c)            Clause (g) of the definition of “Consolidated EBITDA “ in Section 1.1 shall be amended and restated to read in full as follows:

(g)            any third party transaction fees and expenses for such period relating to the Approved Convertible Debt, Approved Convertible Preferred Stock or Target Acquisition (whether or not, in each case, consummated).

(d)            The definition of “Indebtedness” in Section 1.1 shall be amended to insert at the end thereto the following sentence, which shall read in full as follows:

Notwithstanding anything herein to the contrary, any Approved Convertible Preferred Stock shall not constitute “Indebtedness” for purposes of this Agreement and the other Loan Documents.

(e)            Clause (xv) of Section 8.2.4 shall be amended and restated to read in full as follows:

(xv)           (a) the repurchase, redemption or satisfaction and discharge of any Approved Convertible Debt in accordance with its terms and (b) the repurchase, redemption or satisfaction and discharge of any Approved Convertible Preferred Stock in accordance with its terms; provided that, in the case of this clause (b), other than as expressly provided in the last sentence of Section 8.2.5 [Dividend and Related Distributions], the consideration thereof paid by the Loan Parties and their Subsidiaries is solely in common stock of the Borrower (and cash in lieu of fractional shares) and none of such consideration is in cash or other funds (other than in respect of any fractional shares).

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(f)            Section 8.2.5 shall be amended by inserting at the end thereto two new sentences which shall read in full as follows:

Entry into and performance of the transactions contemplated by the Investment Agreement, the adoption of and performance of the transactions contemplated by the Certificate of Designations, and conversion of the Approved Convertible Preferred Stock into common stock of the Borrower (and cash in lieu of fractional shares in connection therewith) in accordance with the terms of the Certificate of Designations, shall each not be deemed to violate this Section 8.2.5; provided, however, notwithstanding the foregoing, other than as expressly provided in the last sentence of this Section 8.2.5, any conversion, purchase, repurchase, redemption, retirement or acquisition of the Approved Convertible Preferred Stock for any property other than common stock of the Borrower (and cash in lieu of fractional shares) shall violate this Section 8.2.5. Notwithstanding anything to the contrary in this Section 8.2.5, on the Special Mandatory Redemption Date, the Borrower may redeem all, but not less than all, of the Approved Convertible Preferred Stock in cash at a special mandatory redemption price equal to the Liquidation Preference (as defined in the Certificate of Designations in the form provided to the Administrative Agent and the Lenders on December 12, 2023) per share, plus all unpaid Regular Dividends (as defined in the Certificate of Designations in the form provided to the Administrative Agent and the Lenders on December 12, 2023) that will have accumulated thereon to, but excluding, the Special Mandatory Redemption Date (but only to the extent such accumulated and unpaid Regular Dividends have not been added to the Liquidation Preference pursuant to Section 5(a)(iii) of the Certificate of Designations in the form provided to the Administrative Agent and the Lenders on December 12, 2023).

(g)           Section 8.2.8 shall be amended by (i) deleting the word “and” immediately before clause (xi) thereof and inserting a comma, and (ii) inserting at the end thereto immediately before the period the following new clause (xii):

and (xii) any repurchase or redemption by a Loan Party of Approved Convertible Preferred Stock on the same terms as the repurchase or redemption by third party investors who are not Affiliates and all other transactions contemplated by the Investment Agreement and the Certificate of Designations.

(h)           Sections 8.2.12 and 8.2.13 shall be amended and restated to read in full as follows:

8.2.12            Issuance of Stock. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its Capital Stock or any options, warrants or other rights in respect thereof; provided that the foregoing shall not prohibit issuance by the Borrower of additional shares in the Borrower or options therefor (including in connection with any Approved Convertible Debt, any Approved Convertible Preferred Stock, any Approved Warrants, any Approved Capped Call Transaction, any common stock split transactions or in accordance with the Stock Option Agreements) so long as such issuance does not result in a Change of Control; provided, further, that the foregoing shall not prohibit the issuance by the Borrower of its Capital Stock upon the conversion of Approved Convertible Debt or Approved Convertible Preferred Stock in accordance with the terms of such Approved Convertible Debt or Approved Convertible Preferred Stock, or upon exercise of the Approved Warrants, as the case may be, so long as such issuance shall not result in a Change of Control.

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8.2.13            Changes in Organizational Documents. Each of the Loan Parties shall not:

(i) amend its certificate of incorporation (including any provisions or resolutions relating to Capital Stock, but excluding in each case the Certificate of Designations), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in a manner that would reasonably be expected to be materially adverse to the Lenders; provided that the adoption of the Certificate of Designations shall not be deemed to violate this clause (i);

(ii) change its official name or its jurisdiction of incorporation or organization without providing at least ten (10) calendar days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent shall agree in its sole discretion) and, in the event such change shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower), obtaining the prior written consent of the Required Lenders; or

(iii) amend the Certificate of Designations if such amendment, supplement or other modification is materially adverse to the Lenders; provided, further, that any amendment, supplement or other modification to the Certificate of Designations that increases the dividend rate for the Approved Convertible Preferred Stock (provided that, for the avoidance of doubt, any increase pursuant to the Certificate of Designations as in effect on the Third Amendment Effective Date on account of a breach or failure to make a purchase payment shall not constitute a modification that increases the dividend rate), makes any dividend thereon payable other than by an increase to the Liquidation Preference (as defined in the Certificate of Designations), shortens the “Put Trigger Date”, adds or modifies the right of the holders (or any event the occurrence of which allows the holders thereof) to require that the Borrower (or any Subsidiary of the Borrower) convert, repurchase, redeem or otherwise acquire such preferred stock for consideration other than common stock of the Borrower (and cash in lieu of fractional shares) or amends, supplements or otherwise modifies Section 10(c)(i)(4) of the Certificate of Designations in any manner adverse to the Borrower or its Subsidiaries, shall in each case be deemed materially adverse to the Lenders unless the Required Lenders consent thereto in writing in their sole discretion.

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(i)            Section 9.1.11 shall be amended and restated to read in full as follows:

9.1.11            Change of Control; Special Mandatory Redemption Date. (i) a Change of Control shall occur or (ii) on the Special Mandatory Redemption Date, the Borrower shall not redeem all of the Approved Convertible Preferred Stock on the terms described in the Certificate of Designations and permitted by the last sentence of Section 8.2.5 [Dividends and Related Distributions].

2.            Acquisition Amendments. Effective immediately upon the first date that both (i) any Approved Convertible Preferred Stock has been issued and (ii) the Tender Offer has been consummated (such date, the “Subsequent Third Amendment Effective Date”) and subject to the occurrence of the Subsequent Third Amendment Effective Date and without the need for any further action by any party to any Loan Document, the Amended Credit Agreement, as in effect immediately prior to such issuance, shall be amended as follows:

(a)           The definition of “Approved Capped Call Transaction” in Section 1.1 shall be amended to insert at the end thereto a new sentence which shall read in full as follows:

Notwithstanding anything to the contrary herein, on and after the Subsequent Third Amendment Effective Date, neither the Borrower nor any Subsidiary thereof shall be permitted to enter into or issue or permit to remain outstanding any Approved Capped Call Transaction.

(b)           The definition of “Approved Convertible Debt” in Section 1.1 shall be amended to insert at the end thereto a new sentence which shall read in full as follows:

Notwithstanding anything to the contrary herein, on and after the Subsequent Third Amendment Effective Date, neither the Borrower nor any Subsidiary thereof shall be permitted to enter into or issue or permit to remain outstanding any Approved Convertible Debt.

(c)           The definition of the term “Eligible Step-Up Acquisition” in Section 1.1 shall be deleted.

(d)           Clause (xviii) of the definition of “Permitted Liens” in Section 1.1 shall be amended to delete the amount “$20,000,000” the one time it appears therein and to insert in lieu thereof the amount “$12,500,000”.

(e)           Section 1.1 shall be amended to insert the following new definitions:

Pagero Indebtedness shall mean the Indebtedness of the Target and its subsidiaries as of the Subsequent Third Amendment Effective Date.

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Subsequent Third Amendment Effective Date shall mean the first date that both (i) any Approved Convertible Preferred Stock has been issued and (ii) the Tender Offer has been consummated.

(f)            The fifth sentence of Section 3.2 shall be amended and restated to read in full as follows:

The principal amount of the Term Loans shall be payable by the Borrower in quarterly installments on the last day of each calendar quarter commencing on the Subsequent Third Amendment Effective Date (if the Subsequent Third Amendment Effective Date is on the last day of a calendar quarter) or the last day of the calendar quarter occurring immediately after the Subsequent Third Amendment Effective Date (if the Subsequent Third Amendment Effective Date is not on the last day of a calendar quarter) and on the last day of each calendar quarter thereafter, in an amount equal to (i) for the first four calendar quarters, $1,171,875, (ii) for the next four calendar quarters, $2,343,750 and (iii) for each calendar quarter thereafter, $3,515,625, with a final payment due on the Term Loan Maturity Date equal to the total outstanding principal amount of the Term Loans.

(g)           Section 3A.1 shall be amended to delete the amount “$150,000,000” the one time it appears therein and to insert in lieu thereof the amount “$50,000,000”.

(h)           Clause (vii) of Section 8.2.1 shall be amended to delete the amount “$25,000,000” the one time it appears therein and to insert in lieu thereof the amount “$20,000,000”.

(i)            Clause (xiv) of Section 8.2.1 shall be amended and restated to read in full as follows:

(xiv)        Indebtedness of any Subsidiary that is acquired in an Acquisition permitted under and in accordance with Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] and any extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by the amount of any premium and unpaid interest and reasonable fees and expenses relating to such extension, renewal, refinancing or replacement); provided that (i) such Indebtedness is not created in contemplation of or in connection with such Acquisition and (ii) the aggregate principal amount of such Indebtedness permitted under this clause (xiv) shall not exceed (x) with respect to the Pagero Indebtedness, an amount not to exceed the Dollar Equivalent of $50,000,000 at any time outstanding (exclusive of any fluctuations in currency values after the Third Amendment Effective Date) and (y) an additional Dollar Equivalent of $10,000,000 at any time outstanding, which amount may be used for Indebtedness in connection with an Acquisition other than the Target Acquisition or for Indebtedness with respect to the Target Acquisition not included in clause (x) immediately above; and.

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(j)            Clause (f) of Section 8.2.6(ii) shall be amended to delete the parenthetical at the end of such Section which currently reads “(after giving effect, if applicable, to any increase in the maximum permitted Secured Debt Net Leverage Ratio in connection with any Eligible Step-Up Acquisition)”.

(k)           Section 8.2.6(ii) shall be further amended to (i) delete the word “and” at the end of clause (h) thereof, (ii) delete the period at the end of clause (i) thereof and to insert “; and” and (iii) to insert at the end thereto a new clause (j) which shall read in full as follows:

(j)            the aggregate total consideration for all Permitted Acquisitions consummated after the consummation of the Target Acquisition shall not exceed the Dollar Equivalent of $50,000,000.

(l)            Section 8.2.15 shall be amended and restated to read in full as follows:

8.2.15      Maximum Secured Debt Net Leverage Ratio. The Loan Parties shall not permit the Secured Debt Net Leverage Ratio, calculated as of the end of each fiscal quarter, to exceed 3.00 to 1.00.

(m)          Section 9.1.11 shall be amended and restated to read in full as follows:

9.1.11      Change of Control; Redemption Event. (i) A Change of Control shall occur or (ii) the occurrence of any other event or transaction which permits the holder of any Approved Convertible Preferred Stock to require that any Loan Party (or Subsidiary of a Loan Party) purchase, repurchase, redeem, acquire or convert such Approved Convertible Preferred Stock for any consideration other than common stock of the Borrower (and cash in lieu of fractional shares of such Approved Convertible Preferred Stock).

(n)           The pricing grid in Schedule 1.1(A) shall be amended and restated to read in full as follows:

Level	Total Debt Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Term Loan Base Rate Spread	Revolving Credit Term SOFR Rate, Euro-Rate and RFR Spread	Term Loan Term SOFR Rate Spread
I	Less than or equal to 1.00 to 1.0	0.20%	1.50%	0.50%	0.50%	1.50%	1.50%
II	Greater than 1.00 to 1.0 but less than or equal to 2.00 to 1.0	0.225%	1.75%	0.75%	0.75%	1.75%	1.75%
III	Greater than 2.00 to 1.0 but less than or equal to 3.00 to 1.0	0.25%	2.00%	1.00%	1.00%	2.00%	2.00%
IV	Greater than 3.00 to 1.0	0.30%	2.25%	1.25%	1.25%	2.25%	2.25%

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3.            Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to each Lender and the Administrative Agent that the following statements are true and correct:

(a)            Both before and immediately after giving effect to this Amendment, there exists no Potential Default or Event of Default under the Existing Credit Agreement or the Amended Credit Agreement, as the case may be;

(b)            The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct in all material respects (or, if qualified as to materiality, in all respects) on and as of such prior date;

(c)            The execution and delivery of this Amendment by such Loan Party and the performance by such Loan Party of this Amendment and the other Loan Documents (as amended by this Amendment) (i) has been duly authorized by all necessary corporate or other organizational action on behalf such Loan Party and (ii) will not, except as permitted under the Amended Credit Agreement, result in or require the creation or imposition of any Lien upon the properties or assets of any Loan Party;

(d)            This Amendment and the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding obligation of each Loan Party party hereto or thereto, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless whether considered in a proceeding in equity or at law;

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(e)            No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Official Body or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment (except for those which have been obtained on or prior to the date hereof); and

(f)            Each Loan Party will receive direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby.

4.            Conditions Precedent. This Amendment shall become effective on the date (such date, the “Third Amendment Effective Date”) when each of the following conditions precedent is satisfied:

(a)            The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Loan Parties, (ii) the Administrative Agent, and (iii) the Required Lenders;

(b)            The Borrower shall have paid such fees payable on or before the Third Amendment Effective Date as shall have been agreed as required by this Amendment, the Amended Credit Agreement or any other Loan Document (including any fee letter in connection with this Amendment);

(c)            The Administrative Agent shall have received (i) a true, correct and complete executed copy of the Investment Agreement (including the Exhibits thereto) and (ii) substantially final copies of the Tender Offer Documents;

(d)            To the extent requested, the Administrative Agent shall have received an executed Certificate of Beneficial Ownership for the Borrower and such other documentation, in form and substance acceptable to the Administrative Agent and each Lender, and other information requested by the Administrative Agent or any Lender in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(e)            The Administrative Agent shall have received, to the extent invoiced, reimbursement of all fees and expenses of counsel to the Administrative Agent required to be paid or reimbursed by the Borrower hereunder.

5.            Affirmations. (a) Each of the Loan Parties hereby (i) ratifies and affirms all of the provisions of the Existing Credit Agreement and the other Loan Documents as amended hereby and (ii) agrees that the terms and conditions of the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect as amended hereby and that all of its obligations thereunder are valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any other documents or instruments executed in connection herewith.

(b)            Without limiting the above, each Loan Party hereby (i) acknowledges, agrees and confirms that the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents are in full force and effect, constitute valid and perfected Liens and security interests on the Collateral having priority over all other Liens and security interests on the Collateral, except to the extent permitted under the Amended Credit Agreement and the other Loan Documents, and are enforceable in accordance with the terms of the applicable Collateral Documents (including, without limitation, the Guarantee and Collateral Agreement and the IP Security Agreements), and will continue to secure the Secured Obligations, including the obligations under the Amended Credit Agreement, and the other Loan Documents, (ii) reaffirms all of its obligations owing to the Administrative Agent and the Lenders under the Collateral Documents and (iii) acknowledges and agrees that the Collateral Documents shall continue to constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms.

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(c)            Each Loan Party (other than the Borrower) hereby (i) confirms and ratifies that all of its obligations as a Guarantor shall continue in full force and effect for the benefit of the Administrative Agent and the Secured Parties with respect to the Secured Obligations, including the obligations under the Amended Credit Agreement and the other Loan Documents and (ii) hereby irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations.

6.            Limited Effect. Except as expressly modified hereby, the Amended Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

7.            Integration. This Amendment constitutes the sole agreement of the parties with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto. From and after the Third Amendment Effective Date, all references in the Amended Credit Agreement, and each of the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Amended Credit Agreement. This Amendment shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents.

8.            Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.            No Novation. It is the intention of the parties hereto that this Amendment shall not constitute (and it shall not constitute) a termination of the Existing Credit Agreement or any other Loan Document, nor shall it extinguish the obligations for the payment of any Secured Obligations and/or any amounts due under the Existing Credit Agreement or any other Loan Document, or discharge or release (a) the performance of any party or (b) the attachment, creation or priority of any security interest or other Lien granted under the Guarantee and Collateral Agreement or any other Collateral Document (including the IP Security Agreements). It is the intention of the parties hereto that nothing herein contained or in the Amended Credit Agreement shall be construed (and nothing herein shall be construed) as a substitution, novation, release or discharge of (a) any of the Loans or other obligations outstanding under the Existing Credit Agreement or (b) any of the Secured Obligations outstanding under the Guarantee and Collateral Agreement (or any IP Security Agreement), each of which shall remain in full force and effect, except to any extent modified hereby. It is the intention of the parties hereto that all such security interests and Liens granted under the Guarantee and Collateral Agreement and the other Loan Documents (including the IP Security Agreements) shall continue in full force and effect as amended, supplemented or otherwise modified herein. Nothing contained herein shall constitute a release, termination or waiver of any of the Liens, security interests, rights or remedies granted to the Administrative Agent, the Lenders or any Related Party thereof in the Loan Documents.

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10.          Miscellaneous.

(a)            GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

(b)            Successor and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(c)            Counterparts. This Amendment may be executed in one or more counterparts, each of which counterparts when executed and delivered shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, other electronic transmission or other electronic imaging means (e.g., “pdf” or “tif”) will be effective as delivery of a manually executed counterpart hereof.

(d)            Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(e)            Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(f)            Expenses. To the extent required to be reimbursed pursuant to Section 11.3.1 of the Credit Agreement (Costs and Expenses), the Loan Parties jointly and severally agree to pay all of the Administrative Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VERTEX, INC.

By:

Name:

Title:

VERTEX VAT SOLUTIONS, LLC

By:

Name:

Title:

VERTEX DELAWARE, LLC

By:

Name:

Title:

[Signature Page to Third Amendment]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:

Name:

Title:

[Signature Page to Third Amendment]

TD BANK, N.A., as a Lender

By:

Name:

Title:

[Signature Page to Third Amendment]

WELLS FARGO BANK, N.A., as a Lender

By:

Name:

Title:

[Signature Page to Third Amendment]